Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138449) of Danaos Corporation of our report dated March 27, 2007 relating to the financial statements, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

PricewaterhouseCoopers S.A.

Athens, Greece

May 30, 2007